EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Core-Mark Holding Company, Inc. of our report dated September 1, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10.

/s/ Burr, Pilger & Mayer

Burr, Pilger & Mayer

San Francisco, California

May 16, 2006